UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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YUME, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX OPPORTUNITIES FUND, LP – SERIES TWO
VIEX SPECIAL OPPORTUNITIES FUND II, LP
VIEX GP, LLC
VIEX SPECIAL OPPORTUNITIES GP II, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
ELIAS N. NADER

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of highly qualified director nominees to the Board of Directors of YuMe, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 17, 2016, VIEX issued the following press release:

ISS Recommends YuMe Stockholders Vote the VIEX Opportunities Fund GOLD Proxy Card

•	ISS says VIEX “has made a compelling case that change at the board level is warranted”

•	ISS supports VIEX nominee Eric Singer and VIEX proposal to declassify the board

•	Vote the GOLD VIEX proxy card today to elect Elias Nader and Eric Singer

NEW YORK, NY   May 17, 2016—(PR NEWSWIRE)— VIEX Opportunities Fund, LP – Series One (“VIEX”), the largest stockholder of YuMe, Inc. (NYSE: YUME) (“YuMe” or the “Company”), owning approximately 15.8% of the outstanding common stock of the Company, announced today that the other leading independent proxy voting advisory firm, Institutional Shareholder Services (“ISS”), has recommended that YuMe stockholders vote on the GOLD VIEX proxy card FOR the election of VIEX nominee Eric Singer at the upcoming annual meeting of stockholders of the Company.   ISS also recommended a vote FOR VIEX’s board declassification proposal at the annual meeting.

Eric Singer, founder of VIEX, responded to the reports now from the two leading independent proxy advisory firms, stating, “We are gratified to have received Glass Lewis support for the election of both our nominees and pleased that ISS recognized the need for direct shareholder representation on YuMe’s board.  It is remarkable that the YuMe board has opted to squander so much in shareholder resources to resist our campaign for change rather than addressing the clear and urgent need for improved operational performance, disciplined capital allocation and corporate governance best practices.  As we have stated before, companies like YuMe underscore the importance of stockholders speaking up with a strong voice when a board is not acting in the best interests of stockholders.  We believe the recommendations from both ISS and Glass Lewis validate our strong belief that change is required now to bring much needed accountability to the boardroom.  We welcome the ISS and Glass Lewis endorsements and urge our fellow YuMe stockholders to vote their GOLD proxy today to elect both of our nominees.”

In recommending that YuMe stockholders elect VIEX nominee Eric Singer, ISS stated:

“As [VIEX] has presented a compelling argument – and management has presented a significantly less compelling response – it appears that board change is warranted.”

In its report, ISS echoed VIEX’s concern that the YuMe board has not acted with a sufficient sense of urgency to address the Company’s undisciplined cost structure, poor operational performance and poor stockholder returns:

“As the lack of focus in the company's response to the dissident critique demonstrates, a greater sense of urgency is needed by the board to present a more detailed, coherent plan for managing expenses, improving operational performance, and addressing the company's poor shareholder returns. The board also needs to provide shareholders with sufficient disclosure to adequately assess whether investments in non-core business lines have been worthwhile.”

ISS also noted the YuMe board’s reluctance to fully address stockholder concerns by taking half-measures with respect to its stock repurchase program and the board declassification proposal:

“In an attempt to defend its shareholder engagement record, the company also claims to have acted upon shareholder input, for instance by buying back stock and submitting the board declassification proposal to a shareholder vote. A closer look at the company's responsiveness, however, seems to reflect a great deal of reluctance. Approximately 87 percent of the company's $10 million repurchase authority remains unused. In regard to the declassification proposal, we note that the board, in its preliminary proxy in late March, originally recommended that shareholders vote against the declassification. Although it now recommends that shareholders vote in favor of declassification, it has nonetheless refused to make it a binding proposal.”

ISS was particularly critical of the YuMe board’s investor presentation, noting the board’s emphasis on misleading performance data rather than addressing disclosure concerns raised by VIEX:

“The company's investor presentation, rather than addressing disclosure issues raised by the dissident, underscores these same concerns: a chart comparing the company's TSR since YuMe's IPO to its peer group median, for instance, fails to acknowledge that four of the five listed peers actually IPO'd after the company – a fact that unquestionably distorts the data, since at least three of the peers (as highlighted in the table on page 15 of this report) didn't even begin trading until a considerable amount of time after the start of the measurement period itself (in one case nearly a year after the start). Nonetheless, the chart is printed three times throughout the company's deck, suggesting the board believes this misleading representation of performance "data" is one of the more compelling arguments in its favor.”

BOTH ISS AND GLASS LEWIS HAVE RECOMMENDED YUME STOCKHOLDERS VOTE THE GOLD PROXY CARD.

VOTE THE GOLD PROXY CARD TODAY TO ELECT BOTH OF OUR HIGHLY-QUALIFIED NOMINEES AND TO APPROVE OUR PROPOSAL TO DECLASSIFY THE YUME BOARD.

If you have already voted YuMe’s white proxy card, a later dated GOLD proxy card will revoke your previously cast vote.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: viex@morrowco.com

Contacts

Investors:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

or

John Ferguson, 203-658-9400
jferguson@morrowco.com

SOURCE VIEX Opportunities Fund, LP